Exhibit 10.6
COVAD COMMUNICATIONS GROUP, INC.
2007 EQUITY INCENTIVE PLAN
NOTICE OF STOCK APPRECIATION RIGHT AWARD
GRANT NUMBER:
     The terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (“Notice of Grant”).

Name:

Address:

     You (“Participant”) have been granted an award of Stock Appreciation Rights (“SARs”), subject to the terms and conditions of the Plan and the attached Stock Appreciation Right Award Agreement (hereinafter “SAR Agreement”) to the Plan (available in hard copy by request), as follows:

Number of SARs:

Maximum Number of Shares Issuable:

Date of Grant:

Fair Market Value of a Share on Date of Grant:

First Vesting Date:	[	]

Expiration Date:	The date on which settlement of all SARs granted hereunder occurs, with earlier expiration upon the Termination Date
     [Vesting Schedule: The SARs will vest as follows:                                                              , subject to your continued service as an employee, director or consultant of the Company.]
Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the SAR Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the SARs pursuant to this Notice of Grant is earned only by continuing service as an employee, director or consultant of the Company. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the SAR Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the SAR Agreement and the Plan.

PARTICIPANT	COVAD COMMUNICATIONS GROUP, INC.

Signature:	By:

Print Name:	Its:

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COVAD COMMUNICATIONS GROUP, INC.
STOCK APPRECIATION RIGHT AWARD AGREEMENT TO THE
COVAD COMMUNICATIONS GROUP, INC. 2007 EQUITY INCENTIVE PLAN
     Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Appreciation Right Award Agreement (the “Agreement”).
     You have been granted Stock Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan, the Notice of Stock Appreciation Rights Award (“Notice of Grant”) and this Agreement.
1. Settlement. Settlement of SARs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant. Settlement of SARs shall be in Shares, except no fractional shares will be issued in settlement of SARs. Any amounts attributable to a fractional share will be settled in cash.
2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of SARs, Participant shall have no ownership of the Shares allocated to the SARs and shall have no right to vote such Shares, subject to the terms, conditions and restrictions described in the Plan and herein.
3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4. No Transfer. The SARs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
5. Termination. If Participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason, all unvested SARs shall be forfeited to the Company forthwith, and all rights of Participant to such SARs shall immediately terminate. Vested SARs shall be treated in accordance with Section 5 of the plan regarding exercisability of vested options. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
6. Acknowledgement. The Company and Participant agree that the SARs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the SARs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
7. Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the SARs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser prior to such settlement or disposition. Applicable withholding taxes shall be satisfied by the Company by withholding the applicable number of Shares otherwise deliverable upon settlement of the SAR in accordance with rules and procedures established by the Committee. There is no tax event upon granting of an SAR. Upon settlement of the SAR, Participant will include in income the fair market value of the Shares subject to the Shares payable in accordance with settlement of the SAR. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held greater than one year from the date of settlement.
8. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
9. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
10. Governing Law; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
11. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.
     By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

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